UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

ABM INDUSTRIES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza 7th Floor
New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 297-0200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2023, the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company”) approved the ABM Industries Incorporated Amended and Restated Bylaws, effective as of such date (the “Amended and Restated Bylaws”). Among other changes, the Amended and Restated Bylaws:

•
remove outdated, obsolete provisions relating to the Company’s former classified Board (all members of the Board are currently elected annually);
•
implement certain revisions to conform to recent amendments to the Delaware General Corporation Law (the “DGCL”), including (i) giving the Company the ability to provide the details for an adjourned meeting in any manner permitted by the DGCL; (ii) eliminating the requirement that the Company make a stockholder list available during a meeting of stockholders; and (iii) allowing the Company to provide notice to stockholders by electronic transmission;
•
address matters relating to Rule 14a-19 (the “Universal Proxy Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (i) requiring that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with the Universal Proxy Rule, and if so, agree in writing that such stockholder will comply with the requirements of the Universal Proxy Rule; (ii) providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rule requirements; (iii) requiring that a stockholder inform the Company if such stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rule; and (iv) requiring stockholders intending to use the Universal Proxy Rule to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rule at least five business days before the meeting;
•
revise and enhance the procedures and disclosure requirements set forth in the advance notice bylaw provisions for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act), including (i) requiring additional information, representations and disclosures regarding proposing stockholders, proposed nominees, proposed business, and other persons related to, and acting in concert with, a stockholder and the stockholder’s solicitation of proxies; (ii) clarifying that stockholders are not entitled to make additional or substitute nominations after the nomination deadline; (iii) requiring that if requested by the Secretary of the Company, the Board or any committee of the Board, proposed nominees make themselves available for interviews by the Board and any committee of the Board within five business days following the date of such request; and (iv) clarifying the authority of the Secretary of the Company, the Board, or any committee of the Board to request additional information or written verification to demonstrate the accuracy of previously-provided information with respect to proposing stockholders, proposed nominees, and proposed business;
•
require any stockholders directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;
•
adopt an exclusive forum provision designating the federal district courts of the United States of America as the exclusive forum for all claims arising under the Securities Act of 1933, as amended;
•
provide that the vote standard applicable to the proposal on the frequency of future advisory votes on executive compensation required by Section 14A(a)(2) of the Exchange Act (to determine whether the advisory vote on executive compensation will occur every one year, two years or three years) is a plurality of the votes cast by the Company’s stockholders; and
•
incorporate certain administrative, modernizing, and conforming changes to provide clarification and consistency.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of ABM Industries Incorporated effective June 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Date:	June 15, 2023	By:	/s/ Andrea R. Newborn
Andrea R. Newborn Executive Vice President, General Counsel and Corporate Secretary